DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

The acquisition of Kensey Nash: Creating a leading biomedical business

Investor Relations
May 3, 2012

HEALTH · NUTRITION · MATERIALS

Additional information

The tender offer described in this presentation has not yet been commenced. This presentation and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Kensey Nash. At the time the tender offer is commenced, DSM and its wholly-owned subsidiary, Biomedical Acquisition Corporation, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and Kensey Nash intends to file a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer. DSM, Biomedical Acquisition Corporation and Kensey Nash intend to mail these documents to the stockholders of Kensey Nash. These documents will contain important information about the tender offer and stockholders of Kensey Nash are urged to read them carefully when they become available. Stockholders of Kensey Nash will be able to obtain a free copy of these documents (when they become available) and other documents filed by Kensey Nash , DSM or Biomedical Acquisition Corporation with the Securities and Exchange Commission at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from DSM.

Forward looking information

This presentation contains certain forward looking statements that involve a number of risks and uncertainties. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Kensey Nash stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; any conditions imposed by governmental or regulatory authorities in connection with consummation of the tender offer and the merger; satisfaction of various other conditions to the completion of the tender offer and the merger contemplated by the merger agreement; and other risk factors as set forth from time to time in DSM's Annual Report and in filings with the SEC including, but not limited to, Part I, Item 1A of Kensey Nash's Form 10-K for the fiscal year ended June 30, 2011, other Kensey Nash reports on Form 10-K, Form 10-Q and Form 8-K and, when made, DSM's Schedule TO and related documentation and Kensey Nash's Schedule 14D-9 to be filed in connection with the tender offer. The inclusion of a forward-looking statement herein should not be regarded as a representation by DSM or Kensey Nash that DSM's or Kensey Nash's objectives will be achieved. DSM and Kensey Nash undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Overview



- **Transaction highlights**
- Kensey Nash at a glance
- Acquisition rationale

Transaction highlights

Purchase price & transaction value	▪ DSM to offer US$ 38.50 for each share of Kensey Nash (NASDAQ: KNSY) in an all-cash transaction through a tender offer ▪ Total enterprise value of approximately US$ 360 million (about € 275 million) ▪ Kensey Nash existing guidance for its fiscal year ending June 2013: Net sales US$ 100 million; EBITDA US$ 36 million ▪ Offer price represents 33% premium to closing share price on May 2, 2012
Transaction rationale	▪ Positions DSM as a major material supplier to the growing medical device industry ▪ Strong strategic fit, strengthens and complements DSM's business and capabilities ▪ Acceleration of commercialization of pipeline through broader customer base ▪ EPS accretive from 2013 onwards

Other terms & conditions	▪ Friendly transaction unanimously recommended by Kensey Nash Board of Directors
	▪ Subject to customary closing conditions:
	  ▪ Minimum acceptance threshold of at least a majority of Kensey Nash shares on a fully diluted basis
	  ▪ Regulatory review and approvals

Timing	▪ Transaction expected to close around end Q2 2012

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Materials evolution; double digit growth

Treatment moves from repair to healing

BIO-PASSIVE
Medical coatings and polymers

→

BIO-ACTIVE
Resorbable polymers and Drug Delivery

→

BIO-INTERACTIVE
Therapeutic materials, Regenerative medicine

BIO-PASSIVE
- Material stays in the body
- Highly durable
- Maintaining mechanical properties over years

BIO-ACTIVE
- Controlled drug release
- Disappears after use

BIO-INTERACTIVE
- Healing by stimulation and growth of patients' own tissue
- Disappears over time

Cardio

Pacemaker leads

Orthopedic

Hip implants

CMF

Bone cement

Ophthalmology

Back-of-the-eye medication

Orthopedic

Resorbable screws tendon repair

Orthopedic

Cartilage repair

Orthopedic

Stimulation of Bone growth

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Overview



- Transaction highlights
- **Kensey Nash at a glance**
- Acquisition rationale

Kensey Nash – Leader in regenerative medicine

Revenues*

- FY 2010/11 US$ 72m, Product sales US$ 46m, Royalties US$ 25.6m, EBITDA of US$ 29m (40% margin)

Customers

- Leading medical device companies including Synthes, Stryker, Arthrex, St. Jude, Medtronic

325 employees

- Of which 95 people in R&D & Technical related functions

Core capabilities

- Biomaterials products for tissue repair and regeneration
- Innovative devices & tooling for delivery of biomaterials and cardiovascular procedures

Guidance (Kensey Nash Issued March 2012)

Year*	Revenues	EBITDA
2011/12	US$ 88.5m	US$ 30m
2012/13	US$ 100m	US$ 36m

Revenue distribution (H1 2011/12*, US$43m)



15%
3%
30%
19%
16%
17%
Spine
Sports Medicine
CMF & Trauma
Cardiovascular
General Surgery
Other

* Note: Fiscal year July 1- June 30

BRIGHT SCIENCE. BRIGHTER LIVING.

High quality products and services

Vascular Closing / Collagen Technology


Suture
Bioabsorbable Anchor
Collagen
AngioSeal^{tm}

Cardiovascular
Resorbable vascular closing device. It quickly closes the vessel puncture after catheter is removed

Polylactic Acid / Peek / Metal



Sports Medicine
Polylactic Acid screws and anchors are used in sports medicine. PLA will be replaced with new bone

Bone Cement and Minerals



Spine / Orthopedics
Bone cement and collagen-minerals matrices are used to stimulate the growth of a patients' bone

Collagen / Extra-Cellular Matrix



General Surgery
Collagen patches for hernia repair. Provides tissue strength during healing and is absorbed overtime

Unique business model to medical device market

Four basic strategies

- Apply core technologies to **develop products**
- **Manufacture** medical solution (**materials**, **parts** and **devices**)
- **Partner** with well established **medical device companies** for distribution
- **Acquire** or invest in new core technologies

Strong partnerships

Platform \ Market	Cardio-vascular	Orthopedics/ Sports Medicine	Spine	CMF & Trauma	General surgery
Collagen/ECM	St. Jude Medical	Arthrex	stryker	SYNTHES	SYNTHES
Resorbable polymers		ORTEQ, Arthrex, stryker	Medtronic	Arthrex	
Bone composites			stryker, SYNTHES, Medtronic, zimmer	SYNTHES	

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Attractive margins and strong outlook

- Transformation of portfolio and adding new technology platforms
- Growth will come from
  - existing products
  - new market introductions
  - AngioSeal volume extension with St. Jude following settlement
- Sales and profitability decreased temporarily due to slowdown in medical device market and the decreased product sales and royalties to St. Jude

Revenue (million US$) and EBITDA margin (%)



100
75
50
25
0
60%
45%
30%
15%
0%
2007/08
2008/09
2009/10
2010/11
2011/12F
2012/13F

Note:

- Fiscal year July 1- June 30
- 2010/11 pro forma; exceptional one-time expense of acquired R&D (US$ 18m)
- 2011/12F and 2012/13F are based upon guidance by Kensey Nash Issued March 2012

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Overview



- Transaction highlights
- Kensey Nash at a glance
- **Acquisition rationale**

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Two exciting new growth platforms established

Life Sciences

Materials Sciences

2 new growth platforms

DSM Bio-based Products & Services

Bio-succinic acid
Cellulosic bio-ethanol
Bio-based adipic acid
...



DSM Biomedical

Biomedical coatings
Dyneema® Purity
Polyurethanes Silicone
Hydrogels (PTG)
Kensey Nash
...

Biomaterials history at DSM



2000
2002
2004
2006
2008
2010
Start of DSM Dyneema's Medical R&D Efforts
Official launch of Dyneema Purity® orthopedic sutures
Biomedical EBA launched
PTG Acquisition (est. 1989)
First cardiovascular and ophthalmic drug delivery development agreements
First sales of Dyneema ® Purity fiber in cardiovascular and spinal applications
DSM targets EBA sales in 2020 > €1bn
Expanded portfolio for ophthalmic applications
Medical Coatings R&D efforts started in DSM Desotech
First sales of Dyneema Purity® fiber for knee ligament fixation
First sales Medical Coatings
Start of UH and Drug Delivery activities
BMM Public Private Partnership funded by Dutch government
Medivas technology acquisition for Drug Delivery
Bionate® II PCU
Antimicrobial Coatings
Next generation UH product
VitroStealth® non-biofouling coatings
Actamax DSM-DuPont JV
HQ move to Berkeley, CA

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Growth strategy of DSM Biomedical

- Cardiovascular, Orthopedic & Ophthalmic as main market focus
- Expand current biomaterials, application and technology portfolio
  - Largest materials portfolio
  - Covering full spectrum of material evolution needs
  - Offering synergies across technologies & products
- Grow emerging drug delivery business through market presence/access
- Explore opportunities for regenerative medicine & tissue engineering

Double digit sales growth


CAGR 2008-2011 = 19%
Revenues in € mln/year
2008
2009
2010
2011

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Strategic rationale of the acquisition

- Positions DSM as a major materials supplier to the medical device industry
- Strengthens DSM Biomedical in bio-passive, bio-active and bio-interactive products and technologies
- Accelerates growth through strong partnerships with leading medical device companies and increased geographic exposure
- Kensey Nash production site offers DSM Biomedical the opportunity to further grow manufacturing
- Extends in-house competences to manage clinical trials and regulatory approvals

Strengthening & broadening portfolio

BIO-PASSIVE
Medical coatings and polymers

→

BIO-ACTIVE
Resorbable polymers and Drug Delivery

→

BIO-INTERACTIVE
Therapeutic materials, Regenerative medicine

	BIO-PASSIVE	BIO-ACTIVE	BIO-INTERACTIVE
Kensey Nash	Spine/Trauma/CMF (bone cement) Sports Medicine (synthetic polymers & metal)	Cardiovascular (vascular closing with collagen) Sports Medicine (resorbable screws and anchors) Spine (bone minerals, polymers and collagen)	Soft tissue repair (ECM/collagen mesh) Adhesives Technology (based on natural marine polymers) Advanced healing in sports medicine based on growth factor harvest technique from patient's own body
DSM Biomedical	Ophthalmic (silicone hydrogel) Orthopedic (poly urethanes and UHMWPE) Sports medicine (high strength PE sutures) Medical coatings (for lubricious, antifouling and antimicrobial surfaces)	Drug delivery (controlled release)	Cartilage repair (resorbable scaffold with growth factors)

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Strengthening existing market positions

Global medical device sales (US$ 150bn, 2010)



Average growth 8-10%

Sources: Frost, Millennium, GIA

	DSM	Kensey Nash
Cardiovascular	+	++
Orthopedics	++	++
Ophthalmology	++	
General surgery	+	++
Other	+	+

- General surgery, including adhesion prevention for gastro-intestinal and gynecology and hemostat (Actamax) and hernia repair with extracellular matrix material (Kensey Nash)
- Others, including urology with hydrophilic coatings (DSM) and dental (Kensey Nash)

DSM BRIGHT SCIENCE. BRIGHTER LIVING.

Complement value extraction over the chain


Biomedical materials
Medical device development
Medical device manufacturing / assembly
Sales and distribution
Implementation surgery
DSM
Kensey Nash


Value
Clinical trials & regulatory approval
Licensing the value of the IP portfolio
Device design / manufacturing / assembly
Broad offering of proprietary biomaterials / technologies

DSM	Kensey Nash
+	++
+	++
+	++
++	++

DSM BRIGHT SCIENCE. BRIGHTER LIVING.

Becoming a major materials solutions provider


Highest revenue generation
High license + material
License + material
Material only
Kensey Nash
DSM
Standard materials
Regenerative medicine & Tissue engineering

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

EPS accretive from 2013 onwards

Financial impact DSM 2013

- EPS accretive from 2013 onwards
- EBITDA Innovation Center improves to less than € -10m/quarter

Expectations by 2015

- Double digit sales growth (excl AngioSeal)
- After expiration of current agreement with St. Jude; AngioSeal component product sales (2017) and royalties (2014) expected to decline
- Stable to rising EBITDA margin; within 35%-45% aspiration



Kensey Nash

Regenerating Medicine™

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Conclusion

- The acquisition establishes DSM Biomedical as a profitable growth platform
- Strong strategic fit, strengthens and complements DSM Biomedical's business and capabilities
- Acceleration of commercialization of pipeline through broader customer base
- Leading commercial partners (e.g. Arthrex, Stryker, J&J/Synthes)
- EPS accretive from 2013 onwards
- Acquisition puts DSM Biomedical well on track for its 2020 aspirations

DSM
BRIGHT SCIENCE. BRIGHTER LIVING.

Contact:

DSM

BRIGHT SCIENCE. BRIGHTER LIVING.

DSM Investor Relations

P.O. Box 6500, 6401 JH Heerlen, The Netherlands

☏ (+31) 45 578 2864

e-mail: investor.relations@dsm.com

internet: www.dsm.com

visiting address: Het Overloon 1, Heerlen, The Netherlands

HEALTH · NUTRITION · MATERIALS